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David  T.                                       Certified  Public  Accountant
Thomson  P.C.  ===============================================================








               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

I have issued my report dated February 20, 2003 accompanying the financial statements of Pinnacle Fund I, Inc. from inception (February 10, 2003) to February 13, 2003 and hereby consent to the incorporation by reference to such report in a Registration Statement on Form SB-2.


/s/  David  T.  Thomson,  P.C.

Salt  Lake  City,  Utah
March  5,  2003






           P.O. Box 571605  *  Murray, Utah 84157  *  (801) 966-9481